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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         FROST HANNA CAPITAL GROUP, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                 Florida                                 65-0701248
                 -------                                 ----------
     (State or other jurisdiction of                  (I.R.S. Employer
             incorporation)                          Identification No.)



             327 Plaza Real, Suite 319
                Boca Raton, Florida                          33432
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     (Address of principal executive offices)             (Zip Code)




If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class                        Name of Each Exchange on Which
    to be so Registered                        Each Class is to be Registered
    -------------------                        ------------------------------
            None                                             None


     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share
                    ----------------------------------------
                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Registrant's Common Stock, par value $.0001 per share, to be registered hereunder is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-19401), initially filed with the Securities and Exchange Commission on February 24, 1997, which description is incorporated herein by reference.


ITEM 2.  EXHIBITS.

1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-19401)).

2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-19401)).

3        Form of Common Stock Certificate (incorporated by reference to Exhibit
         4.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-19401)).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         FROST HANNA CAPITAL GROUP, INC.



                                          By: /s/ Mark J. Hanna
                                              ---------------------------------
                                              Mark J. Hanna
                                              President



Date:  March 17, 1997






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